AMENDED AND RESTATED
           TRANSFER AGENCY AND SERVICE AGREEMENT

                            with

            MORGAN STANLEY DEAN WITTER TRUST FSB


























                                          [closed-end funds]

                      TABLE OF CONTENTS


                                                         Page

Article 1      Terms of Appointment................. 1

Article 2      Fees and Expenses................. 4

Article 3      Representations and Warranties of MSDW TRUST........ 5

Article 4      Representations and Warranties of the Fund........ 5

Article 5      Duty of Care and Indemnification............ 6

Article 6      Documents and Covenants of the Fund and MSDW TRUST..9

Article 7      Duration and Termination of Agreement..........12

Article 8      Assignment......................13

Article 9      Affiliations....................13

Article 10          Amendment......................14

Article 11          Applicable Law...................14

Article 12          Miscellaneous.....................14

Article 13          Merger of Agreement................16

Article 14          Personal Liability...................16









                             -i-
 AMENDEND AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT


          AMENDED AND RESTATED AGREEMENT made as of the 1st

day of September, 2000 by and between each of the Funds

listed on the signature page hereof, each of such Funds

acting severally on its own behalf and not jointly with any

of such other Funds (each such Fund hereinafter referred to

as the "Fund"), each such Fund having its principal office

and place of business at Two World Trade Center, New York,

New York, 10048, and MORGAN STANLEY DEAN WITTER TRUST FSB

("MSDW TRUST"), a federally chartered savings bank, having

its principal office and place of business at Harborside

Financial Center, Plaza Two, Jersey City, New Jersey 07311.


          WHEREAS, the Fund desires to appoint MSDW TRUST as

its transfer agent, dividend disbursing agent, shareholder

servicing agent, registrar and agent in connection with the

Fund's Dividend Reinvestment Plan and MSDW TRUST desires to

accept such appointment;


          NOW THEREFORE, in consideration of the mutual

covenants herein contained, the parties hereto agree as

follows:


Article 1      Terms of Appointment; Duties of MSDW TRUST

               1.1  Subject to the terms and conditions set

forth in this Agreement, the Fund hereby employs and

appoints MSDW TRUST to act as, and MSDW TRUST agrees to act

as, the transfer agent for each series and class of shares

of the Fund ("Shares"), dividend disbursing agent,

shareholder servicing agent, registrar and agent in

connection with the Fund's Dividend Reinvestment Plan (the

"Plan").


               1.2  MSDW TRUST agrees that it will perform

the following services:


               (a)  In accordance with procedures

established from time to time by agreement between the Fund

and MSDW TRUST shall:


               (i)  In accordance with instructions from the

Fund given by Certificate of the Secretary of the Fund,

issue Shares upon receipt of payment therefor, and issue

certificates therefore or hold such Shares in book form in

the appropriate Shareholder account;


               (ii)  Effect transfers of Shares by the

registered owners thereof upon receipt of appropriate

instructions;


               (iii)     Prepare and transmit payments for

dividends and distributions declared by the Fund in

accordance with instructions and serve as the plan agent for the Plan and purchase and issue shares in accordance with

such Plan;


               (iv) Maintain records of account for and

advise the Fund and its Shareholders as to the foregoing;


               (v)  Record the issuance of Shares of the

Fund and maintain pursuant to Rule 17Ad-10(e) under the

Securities Exchange Act of 1934 ("1934 Act") a record of the total number of Shares of the Fund which are authorized,

based upon data provided to it by the Fund, and issued and

outstanding.  MSDW TRUST shall also provide to the Fund on a regular basis the total number of Shares which are

authorized, issued and outstanding and shall notify the Fund in case any proposed issue of Shares by the Fund would

result in an overissue.  In case any issue of Shares would

result in an overissue, MSDW TRUST shall refuse to issue

such Shares and shall not countersign and issue any

certificates requested for such Shares.  When recording the

issuance of Shares, MSDW TRUST shall have no obligation to

take cognizance of any Blue Sky laws relating to the issue

of sale of such Shares, which functions shall be the sole

responsibility of the Fund.


               (b)  In addition to and not in lieu of the

services set forth in the above paragraph (a), MSDW TRUST

shall:

               (i)  perform all of the customary services of

a transfer agent, dividend disbursing agent, registrar and,

as relevant, shareholder servicing agent, including but not

limited to, maintaining all Shareholder accounts, preparing

Shareholder meeting lists, mailing proxies, receiving and

tabulating proxies, mailing shareholder reports, withholding taxes on U.S. resident and non-resident alien accounts,

preparing and filing appropriate forms required with respect to dividends and distributions by federal tax authorities

for all Shareholders, and providing Shareholder account

information;

               (ii)  open any and all bank accounts which

may be necessary or appropriate in order to provide the

foregoing services; and

               (iii)  provide a system that will enable the

Fund to monitor the total number of Shares sold in each

State or other jurisdiction.


               (c)  MSDW TRUST shall provide such additional

services and functions not specifically described herein as

may be mutually agreed between MSDW TRUST and the Fund.

Procedures applicable to such services may be established

from time to time by agreement between the Fund and MSDW

TRUST.



Article 2      Fees and Expenses

               2.1  For performance by MSDW TRUST pursuant

to this Agreement, each Fund agrees to pay MSDW TRUST an

annual maintenance fee for each Shareholder account and

certain transactional fees, if applicable, as set out in the respective fee schedule attached hereto as Schedule A.  Such fee shall be increased or decreased on August 1st of each

year by an amount equal to the change in the Consumer Price

Index-All Urban Consumers Not Seasonably Adjusted for U.S.

City AverageFinancial Services all Urban Consumers, as

published by the Bureau of Labor Statistics of the United

States Department of Labor (or another comparable measure of employee wages and salaries and employer costs for employee

benefits as mutually agreed to by the Fund and MSDW Trust)

for the twelve-month period ending on March 31st of that

year and shall be reflected in a revised Schedule A dated as of August 1 of each year.  Such fees and out-of-pocket

expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written

agreement between the Fund and MSDW TRUST.



               2.2  In addition to the fees paid under

Section 2.1 above, the Fund agrees to reimburse MSDW TRUST

for out-of-pocket expenses or advances incurred by MSDW

TRUST in connection with the services rendered by MSDW TRUST hereunder.  In addition, any other expenses incurred by MSDW

TRUST at the request or with the consent of the Fund will be reimbursed by the Fund.



               2.3  The Fund agrees to pay all fees and

reimbursable expenses within a reasonable period of time

following the mailing of the respective billing notice.

Postage for mailing of dividends, proxies, Fund reports and

other mailings to all Shareholder accounts shall be advanced to MSDW TRUST by the Fund upon request prior to the mailing

date of such materials.

Article 3      Representations and Warranties of MSDW TRUST

               MSDW TRUST represents and warrants to the

Fund that:

               3.1  It is a federally chartered savings bank

whose principal office is in New Jersey.


               3.2  It is and will remain registered with

the U.S. Securities and Exchange Commission ("SEC") as a

Transfer Agent pursuant to the requirements of Section 17A

of the 1934 Act.


               3.3  It is empowered under applicable laws

and by its charter and By-Laws to enter into and perform

this Agreement.


               3.4  All requisite corporate proceedings have

been taken to authorize it to enter into and perform this

Agreement.


               3.5  It has and will continue to have access

to the necessary facilities, equipment and personnel to

perform its duties and obligations under this Agreement.


               3.6  It complies and will continue to comply

with New York Stock Exchange Rule 496.


Article 4      Representations and Warranties of the Fund

               The Fund represents and warrants to MSDW

TRUST that:


               4.1  It is a corporation duly organized and

existing and in good standing under the laws of Maryland or

a trust duly organized and existing and in good standing

under the laws of Massachusetts, as the case may be.


               4.2  It is empowered under applicable laws

and by its Articles of Incorporation or Declaration of

Trust, as the case may be, and under its By-Laws to enter

into and perform this Agreement.


               4.3  All corporate proceedings necessary to

authorize it to enter into and perform this Agreement have

been taken.


               4.4  It is a closed-end investment company

registered with the SEC under the Investment Company Act of

1940, as amended (the "1940 Act").



Article 5      Duty of Care and Indemnification

               5.1  MSDW TRUST shall not be responsible for,

and the Fund shall indemnify and hold MSDW TRUST harmless

from and against, any and all losses, damages, costs,

charges, counsel fees, payments, expenses and liability

arising out of or attributable to:


               (a)  All actions of MSDW TRUST or its agents

or subcontractors required to be taken pursuant to this

Agreement, provided that such actions are taken in good

faith and without negligence or willful misconduct.


               (b)  The Fund's refusal or failure to comply

with the terms of this Agreement, or which arise out of the

Fund's lack of good faith, negligence or willful misconduct

or which arise out of breach of any representation or

warranty of the Fund hereunder.


               (c)  The reliance on or use by MSDW TRUST or

its agents or subcontractors of information, records and

documents which (i) are received by MSDW TRUST or its agents or subcontractors and furnished to it by or on behalf of the

Fund, and (ii) have been prepared and/or maintained by the

Fund or any other person of firm on behalf of the Fund.


               (d)  The reliance on, or the carrying out by

MSDW TRUST or its agents or subcontractors of, any

instructions or requests of the Fund.


               (e)  The offer or sale of Shares in violation

of any requirement under the federal securities laws or

regulations or the securities or Blue Sky laws of any State

or other jurisdiction that such Shares be registered in such

State or other jurisdiction or in violation of any stop

order or other determination or ruling by any federal agency or any State or other jurisdiction with respect to the offer or sale of such Shares in such State or other jurisdiction.


               5.2  MSDW TRUST shall indemnify and hold the

Fund harmless from or against any and all losses, damages,

costs, charges, counsel fees, payments, expenses and

liability arising out of or attributable to any action or

failure or omission to act by MSDW TRUST as a result of the

lack of good faith, negligence or willful misconduct of MSDW

TRUST, its officers, employees or agents.


               5.3  At any time MSDW TRUST may apply to any

officer of the Fund for instructions, and may consult with

legal counsel to the Fund, with respect to any matter

arising in connection with the services to be performed by

MSDW TRUST under this Agreement, and MSDW TRUST and its

agents or subcontractors shall not be liable and shall be

indemnified by the Fund for any action taken or omitted by

it in reliance upon such instructions or upon the opinion of such counsel.  MSDW TRUST, its agents and subcontractors

shall be protected and indemnified in acting upon any paper

or document furnished by or on behalf of the Fund,

reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction,

information, data, records or documents provided to MSDW

TRUST or its agents or subcontractors by machine readable

input, telex, CRT data entry or other similar means

authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of

written notice thereof from the Fund.  MSDW TRUST, its

agents and subcontractors shall also be protected and

indemnified in recognizing stock certificates which are

reasonably believed to bear the proper manual or facsimile

signature of the officers of the Fund, and the proper

countersignature of any former transfer agent or registrar,

or of a co-transfer agent or co-registrar.



               5.4  In the event either party is unable to

perform its obligations under the terms of this Agreement

because of acts of God, strikes, equipment or transmission

failure or damage reasonably beyond its control, or other

causes reasonably beyond its control, such party shall not

be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.


               5.5  Neither party to this Agreement shall be

liable to the other party for consequential damages under

any provision of this Agreement or for any act or failure to act hereunder.


               5.6  In order that the indemnification

provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required

to indemnify the other, the party seeking indemnification

shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all

developments concerning such claim.  The party who may be

required to indemnify shall have the option to participate

with the party seeking indemnification in the defense of

such claim.  The party seeking indemnification shall in no

case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.


Article 6      Documents and Covenants of the Fund and MSDW

TRUST



               6.1  The Fund shall promptly furnish to MSDW

TRUST the following, unless previously furnished to Dean

Witter Trust Company, the prior transfer agent of the Fund:

               (a)  If a corporation:

               (i)  A certified copy of the resolution of

the Board of Directors of the Fund authorizing the

appointment of MSDW TRUST and the execution and delivery of

this Agreement;


               (ii) A certified copy of the Articles of

Incorporation and By-Laws of the Fund and all amendments

thereto;


               (iii)     Certified copies of each vote of

the Board of Directors designating persons authorized to

give instructions on behalf of the Fund and signature cards

bearing the signature of any officer of the Fund or any

other person authorized to sign written instructions on

behalf of the Fund.


               (iv) A specimen of the certificate for Shares

of the Fund in the form approved by the Board of Directors,

with a certificate of the Secretary of the Fund as to such

approval;


               (b)  If a business trust:


               (i)  a certified copy of the resolution of

the Board of Trustees of the Fund authorizing the

appointment of MSDW TRUST and the execution and delivery of

this agreement;


               (ii) A certified copy of the Declaration of

Trust and By-Laws of the Fund and all amendments thereto;


               (iii)     Certified copies of each vote of

the Board of Trustees designating persons authorized to give instructions on behalf of the Fund and signature cards

bearing the signature of any officer of the Fund or any

other person authorized to sign written instructions on

behalf of the Fund;


               (iv) A specimen of the certificate for Shares

of the Fund in the form approved by the Board of Trustees,

with a certificate of the Secretary of the Fund as to such

approval;


               (c)  The registration statements and any

amendments and supplements thereto filed with the SEC

pursuant to the requirements of the 1933 Act and the 1940

Act;



               (d)  All account application forms, if any,

or other documents relating to Shareholder accounts and/or

relating to any dividend reinvestment plan or other service

offered or to be offered by the Fund; and


               (e)  Such other certificates, documents or

opinions as MSDW TRUST deems to be appropriate or necessary

for the proper performance of its duties.


               6.2  MSDW TRUST hereby agrees to establish

and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of Share certificates, check

forms and facsimile signature imprinting devices, if any;

and for the preparation or use, and for keeping account of,

such certificates, forms and devices.


               6.3  MSDW TRUST shall prepare and keep

records relating to the services to be performed hereunder,

in the form and manner as it may deem advisable and as

required by applicable laws and regulations.  To the extent

required by Section 31 of the 1940 Act, and the Rules and

Regulations thereunder, MSDW TRUST agrees that all such

records prepared or maintained by MSDW TRUST relating to the services to be performed by MSDW TRUST hereunder are the

property of the Fund and will be preserved, maintained and

made available in accordance with such Section 31 of the

1940 Act, and the rules and regulations thereunder, and will be surrendered promptly to the Fund on and in accordance

with its request.


               6.4  MSDW TRUST and the Fund agree that all

books, records, information and data pertaining to the

business of the other party which are exchanged or received

pursuant to the negotiation or the carrying out of this

Agreement shall remain confidential and shall not be

voluntarily disclosed to any other person except as may be

required by law or with the prior consent of MSDW TRUST and

the Fund.


               6.5  In case of any request or demands for

the inspection of the Shareholder records of the Fund, MSDW

TRUST will endeavor to notify the Fund and to secure

instructions from an authorized officer of the Fund as to

such inspection.  MSDW TRUST reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the

failure to exhibit the Shareholder records to such person.




Article 7      Duration and Termination of Agreement

               7.1    This Agreement shall remain in full

force and effect until August 1, 2001 and from year-to-year

thereafter unless terminated by either party as provided in

Section 7.2 hereof.


               7.2  This Agreement may be terminated by the

Fund on 60 days written notice and by MSDW TRUST on 90 days

written notice to the other party without payment of any

penalty.


               7.3  Should the Fund exercise its right to

terminate, all out-of-pocket expenses associated with the

movement of records and other materials will be borne by the

Fund.  Additionally, MSDW TRUST reserves the right to charge for any other reasonable fees and expenses associated with

such termination.


Article 8      Assignment

               8.1  Except as provided in Section 8.3 below,

neither this Agreement nor any rights or obligations

hereunder may be assigned by either party without the

written consent of the other party.


               8.2  This Agreement shall inure to the

benefit of and be binding upon the parties and their

respective permitted successors and assigns.


               8.3  MSDW TRUST may, in its sole discretion

and without further consent by the Fund, subcontract, in

whole or in part, for the performance of its obligations and duties hereunder with any person or entity including but not limited to companies which are affiliated with MSDW TRUST;

provided, however, that such person or entity has and

maintains the qualifications, if any, required to perform

such obligations and duties and that MSDW TRUST shall be as

fully responsible to the Fund for the acts and omissions of

any agent or subcontractor as it is for its own acts or

omissions under this Agreement.


Article 9      Affiliations

               9.1  MSDW TRUST may now or hereafter, without

the consent of or notice to the Fund, function as transfer

agent, registrar and/or shareholder servicing agent for any

other investment company registered with the SEC under the

1940 Act and for any other issuer, including without

limitation any investment company whose adviser,

administrator, sponsor or principal underwriter is or may

become affiliated with Morgan Stanley Dean Witter & Co. or

any of its direct or indirect subsidiaries or affiliates.



               9.2  It is understood and agreed that the

Directors or Trustees (as the case may be), officers,

employees, agents and shareholders of the Fund, and the

directors, officers, employees, agents and shareholders of

the Fund's investment adviser and/or distributor, are or may be interested in MSDW TRUST as directors, officers,

employees, agents and shareholders or otherwise, and that

the directors, officers, employees, agents and shareholders

of MSDW TRUST may be interested in the Fund as Directors or

Trustees (as the case may be), officers, employees, agents

and shareholders or otherwise, or in the investment adviser

and/or distributor as directors, officers, employees,

agents, shareholders or otherwise.


Article 10     Amendment

               10.1  This Agreement may be amended or

modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of

Directors or the Board of Trustees (as the case may be) of

the Fund.


Article 11     Applicable Law

               11.1  This Agreement shall be construed and

the provisions thereof interpreted under and in accordance

with the laws of the State of New York.


Article 12     Miscellaneous

               12.1  In the event that one or more

additional investment companies managed or administered by

Morgan Stanley Dean Witter Advisors Inc. ("Additional

Funds") desires to retain MSDW TRUST to act as transfer

agent, dividend disbursing agent and/or shareholder

servicing agent, and MSDW TRUST desires to render such

services, such services shall be provided pursuant to a

letter agreement, substantially in the form of Exhibit A

hereto, between MSDW TRUST and each Additional Fund.


               12.2  In the event of an alleged loss or

destruction of any Share certificate, no new certificate

shall be issued in lieu thereof, unless there shall first be furnished to MSDW TRUST an affidavit of loss or non-receipt

by the holder of Shares with respect to which a certificate

has been lost or destroyed, supported by an appropriate bond satisfactory to MSDW TRUST and the Fund issued by a surety

company satisfactory to MSDW TRUST, except that MSDW TRUST

may accept an affidavit of loss and indemnity agreement

executed by the registered holder (or legal representative)

without surety in such form as MSDW TRUST deems appropriate

indemnifying MSDW TRUST and the Fund for the issuance of a

replacement certificate, in cases where the alleged loss is

in the amount of $1,000 or less.


          12.3  Any notice or other instrument authorized or

required by this Agreement to be given in writing to the

Fund or to MSDW TRUST shall be sufficiently given if

addressed to that party and received by it at its office set forth below or at such other place as it may from time to

time designate in writing.


To the Fund:

[Name of Fund]
Two World Trade Center
New York, New York  10048

Attention:  General Counsel


To MSDW TRUST:

Morgan Stanley Dean Witter Trust FSB
Harborside Financial Center, Plaza Two
Jersey City, New Jersey  07311

Attention:  President


Article 13     Merger of Agreement

               13.1  This Agreement constitutes the entire

agreement between the parties hereto and supersedes any

prior agreement with respect to the subject matter hereof

whether oral or written.


Article 14     Personal Liability

               14.1  In the case of a Fund organized as a

Massachusetts business trust, a copy of the Declaration of

Trust of the Fund is on file with the Secretary of The

Commonwealth of Massachusetts, and notice is hereby given

that this instrument is executed on behalf of the Board of

Trustees of the Fund as Trustees and not individually and

that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are

binding only upon the assets and property of the Fund;

provided, however, that the Declaration of Trust of the Fund provides that the assets of a particular Series of the Fund

shall under no circumstances be charged with liabilities

attributable to any other Series of the Fund and that all

persons extending credit to, or contracting with or having

any claim against, a particular Series of the Fund shall

look only to the assets of that particular Series for

payment of such credit, contract or claim.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

  Taxable Fixed-Income Closed-End Funds

1.   Morgan Stanley Dean Witter Government Income Trust
2.   Morgan Stanley Dean Witter High Income Advantage Trust
3.   Morgan Stanley Dean Witter High Income Advantage Trust
  II
4.   Morgan Stanley Dean Witter High Income Advantage Trust
  III
5.   Morgan Stanley Dean Witter Income Securities Inc.
6.   Morgan Stanley Dean Witter Prime Income Trust

  Tax-Exempt Fixed-Income Closed-End Funds

7.   Morgan Stanley Dean Witter California Insured Municipal
  Income Trust
8.   Morgan Stanley Dean Witter California Quality Municipal
  Securities
9.   Morgan Stanley Dean Witter Insured California Municipal
  Securities
10.  Morgan Stanley Dean Witter Insured Municipal Bond Trust
11.  Morgan Stanley Dean Witter Insured Municipal Income
  Trust
12.  Morgan Stanley Dean Witter Insured Municipal Securities
13.  Morgan Stanley Dean Witter Insured Municipal Trust
14.  Morgan Stanley Dean Witter Municipal Income
  Opportunities Trust
15.  Morgan Stanley Dean Witter Municipal Income
  Opportunities Trust II
16.  Morgan Stanley Dean Witter Municipal Income
  Opportunities Trust III
17.  Morgan Stanley Dean Witter Municipal Income Trust
18.  Morgan Stanley Dean Witter Municipal Income Trust II
19.  Morgan Stanley Dean Witter Municipal Income Trust III
20.  Morgan Stanley Dean Witter Municipal Premium Income
  Trust
21.  Morgan Stanley Dean Witter New York Quality Municipal
  Securities
22.  Morgan Stanley Dean Witter Quality Municipal Income
  Trust
23.  Morgan Stanley Dean Witter Quality Municipal Investment
  Trust
24.  Morgan Stanley Dean Witter Quality Municipal Securities

  TCW/DW Term Trusts

1.   TCW/DW Term Trust 2000
2.   TCW/DW Term Trust 2002
3.   TCW/DW Term Trust 2003






                         By:
                                          Barry Fink
                                          Vice President,
Secretary and
                                    General Counsel
ATTEST:


Assistant Secretary


                         MORGAN STANLEY DEAN WITTER TRUST
FSB

                              By:
                                     Jonathan Thomas
                                     President
ATTEST:


Executive Vice President
                          Exhibit A

Morgan Stanley Dean Witter Trust FSB
Harborside Financial Center, Plaza Two
Jersey City, NJ 07311

Gentlemen:

          The undersigned, (name of investment company), a

(Maryland corporation/Massachusetts business trust) (the

"Fund"), desires to employ and appoint Morgan Stanley Dean

Witter Trust FSB ("MSDW TRUST") to act as transfer agent for each series and class of shares of the Fund, dividend

disbursing agent shareholder servicing agent, registrar and

agent in connection with the Fund's Dividend Reinvestment

Plan.

          The Fund hereby agrees that, in consideration for

the payment by the Fund to MSDW TRUST of fees as set out in

the fee schedule attached hereto as Schedule A, MSDW TRUST

shall provide such services to the Fund pursuant to the

terms and conditions set forth in the Transfer Agency and

Service Agreement annexed hereto, as if the Fund was a

signatory thereto.

          Please indicate MSDW TRUST's acceptance of

employment and appointment by the Fund in the capacities set forth above by so indicating in the space provided below.


                              Very truly yours,

                              (Name of Fund)

                              By:__________________________

ACCEPTED AND AGREED TO:

MORGAN STANLEY DEAN WITTER TRUST FSB

By:_______________________
Its:______________________
Date:_____________________

secs/allfnds/msdwtransce2.fsb